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                                                                     EXHIBIT 5.1

May 28, 1999

NetObjects, Inc.
301 Galveston Drive
Redwood City, CA 94063

                            REGISTRATION ON FORM S-8

Dear Ladies and Gentlemen:

    We have acted as counsel to NetObjects, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on SEC Form S-8 of the public offering of up to 5,162,100 shares of common stock, par value $.01 per share (the "Common Stock"), under the Company's Amended and Restated 1997 Stock Option Plan, 1997 Special Stock Option Plan and Amended 1999 Employee Stock Purchase Plan (the "Plans").

    In this regard, we have examined the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date, and records of meetings of and written consents by the stockholders and the directors of the Company. In addition, we have made such examinations of matters of law as we deemed appropriate for purposes of this opinion. As to certain factual matters we deem relevant to this opinion, we have relied upon a certificate of officers of the Company and have not sought to independently verify the matters stated therein.

    Based upon the foregoing, it is our opinion that the 5,162,100 shares of Common Stock when issued under the Plans, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders of such shares by reason of the ownership thereof.

    This opinion is rendered solely to you in connection with the registration of the shares of Common Stock under the Registration Statement.

    We consent to being named as counsel to the Company in the registration statement and to the inclusion of a copy of this opinion letter as an exhibit to the registration statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,
                                    McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP
                                    By:                    s/
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                                       Alan B. Kalin
                                       A Member of the Firm